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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of MicroFinancial Incorporated on Form S-3 of our report dated March 30, 2004, appearing in the Annual Report on Form 10-K of MicroFinancial Incorporated for the year ended December 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts

January 13, 2005